SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549
    -----------------------------------------------------------------



                                 FORM 8-K

                             CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported): October 17,1995
                                                   (October 17, 1995)

                         TrustCo Bank Corp NY
         ---------------------------------------------------
        (Exact name of registrant as specified in its charter)


                                New York
                    ----------------------------------
             (State or other jurisdiction of incorporation)


                0-10592                    14-1630287
     (Commission File Number)             (IRS Employer
                                         Identification No.)


          192 Erie Boulevard, Schenectady, New York     12305
        --------------------------------------------------------
         (Address of principal executive offices)     (Zip Code)

         Registrant s telephone number, including area code:
                         (518) 377-3311










    Item 5.   Other Events
    ------    ------------
         On October 17, 1995, TrustCo Bank Corp NY ("TrustCo") issued two press releases with the third quarter and year to date
    September 30, 1995, results. Attached are copies of the press releases on Exhibits 99(a) and 99(b) incorporated herein by this reference.





      SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


    Dated:  October 17, 1995

                                       TrustCo Bank Corp NY
                                       (Registrant)

                                       By:  /s/Robert T. Cushing
                                            _________________________
                                            Robert T. Cushing
                                            Vice President and Chief
                                            Financial Officer






                        EXHIBIT INDEX

    The following exhibits are filed herewith:

         Reg S-K Exhibit No         Description
         ------------------         -----------
         99(a)                      Press Release of October 17,
                                    1995 regarding third quarter
                                    and year to date September 30,
                                    1995, results.

         99(b) Highlights Press Release of October 17, 1995 regarding third quarter and year to date September 30, 1995, results.


                                                     Exhibit 99(a)





                William F. Terry
                Senior Vice President and Secretary
                (518) 381-3611

    For Immediate Release:

    Schenectady, New York -- October 17, 1995


    Today, TrustCo reported record earnings of $6.6 million for the third quarter of 1995, up 12 percent from the year ago quarter.

    Commenting on the third quarter results was Robert A. McCormick, President and Chief Executive Officer of TrustCo Bank Corp NY. He stated, "This quarter's results were a record for the Company. Our earnings in this quarter were greater than in any other quarter in the Company's history. We have achieved growth in net income of 12% over last year and 8% over the second quarter of 1995. I am especially pleased with these results in light of our asset growth and increasing return on equity during the quarter."

    TrustCo also announced today that its Board of Directors declared a cash dividend of $0.275 per share. The dividend will be paid on January 2, 1996 to shareholders of record on December 8, 1995. Commenting on the cash dividend, Mr. McCormick noted, "During the third quarter of this year, the Company issued a stock split of 20%. This quarter we are declaring a cash dividend equal to the per share cash dividend paid prior to the stock split. For TrustCo shareholders, the combination of those two events represents a cash dividend increase of 20%."

    Earnings per share for the third quarter were $0.36, an increase of 9% from the third quarter of 1994. For the nine months of 1995, net income was $18.6 million, an increase of 12% from the same period in 1994, with earnings per share totalling $1.03, up 11%.
     The 1995 financial highlights for TrustCo are as follows:

         -- 8% increase in assets at September 30, 1995, compared to year end 1994,
         -- third quarter efficiency ratio of 42.2% and a year to date efficiency ratio of 43.2%,
         -- increase in the allowance for loan losses to $46.8 million at September 30, 1995 representing 3.86% of loans outstanding, and
         -- a return on average equity of 17.6% for the year and 18.4% for the third quarter.

    The strong performance during the third quarter, and for the entire year of 1995, indicates that the Company's goal of an 18% return on average equity for 1995 is achievable.

    Mr. McCormick also noted, "The TrustCo branch expansion program has taken another step forward during 1995 with the opening of our branch at Exit 8 in Clifton Park. This marks the third branch opening during 1995. Earlier in the year branches were opened in Hudson Falls and Malta Mall. The expansion of our branch network is a critical element in planning for the Company's future. During the remainder of 1995, we anticipate opening one more branch which will be located in Mechanicville. All told, during 1995, we will have expanded our branch network by 10%."

    Asset quality, one of the cornerstones of TrustCo's success, remained strong during 1995. Total nonperforming loans were 1.38% of total loans and nonperforming assets are only 0.93%
    of total assets at September 30, 1995.   These percentages are
    well below industry averages for nonperforming loans and assets.

    TrustCo increased average interest earning assets by approximately $100 million during the third quarter of 1995. During that same time period in 1995, the net interest margin decreased from 4.21% in the second quarter to 4.04% in the third quarter. The $100 million increase in average earning assets, offset by the reduction in net interest margins, resulted in third and second quarter taxable equivalent net interest income that was almost unchanged. Commenting on this, Mr. McCormick noted, "In 1995 we made a conscious effort to expand the TrustCo franchise with new branches and very aggressively priced deposit products. We knew that this strategy would reduce the net interest margins slightly but we also knew that our growth would more than offset that reduction in margin. The increased asset size will result in future increases in income and help us achieve our 1996 goal of a 19% return on average equity."

    TrustCo is a $2.1 billion bank holding company and through its subsidiary bank, Trustco Bank, National Association, operates 46 bank offices in Albany, Columbia, Greene, Rensselaer, Saratoga, Schenectady, Warren and Washington counties. In addition, the bank operates a full service Trust Department with $742 million of assets under management. The common shares of TrustCo are traded on the NASDAQ National Market System under the ticker symbol TRST.

                                                        Page 1
    FINANCIAL HIGHLIGHTS
    (dollars in thousands, except per share data)
                                       Three Months Ended
                                 09/30/95   06/30/95   9/30/94
                                 --------   --------   -------
    Summary of operations
       Net interest income (TE)   $20,669     20,615   21,232
       Provision for loan losses    3,120      3,045    2,778
       Net gain/(loss) from
         securities transactions      141        417   (2,479)
       Noninterest income           3,506      3,569    3,317
       Noninterest expense         10,695     11,862    9,599
       Net income                   6,596      6,106    5,914

    Per common share (4)
       Net income                    0.36       0.34     0.33
       Cash dividends                0.28       0.23     0.21
       Book value at period end      8.50       8.38     7.79
       Market price at period end   21.75      18.13    17.71

    At period end
       Full time equivalent
         employees                    441        446      415
       Full service banking
         offices                       46         45       43

    Performance ratios
       Return on average assets      1.23 %     1.21     1.17
       Return on average
        equity (1)                  18.39      17.36    17.45
       Efficiency (2)               42.16      42.79    38.57
       Net interest spread (TE)      3.58       3.75     4.11
       Net interest margin (TE)      4.04       4.21     4.42
       Dividend payout ratio        73.39      66.07    61.75

    Capital ratios at period end
       Total equity to assets        7.00       7.07     6.87
       Tier 1 risk adjusted
        capital                     12.27      12.29    12.01
       Total risk adjusted
         capit                      13.55      13.57    13.29

    Asset quality analysis at period end (5)
       Nonperforming loans to
         total loans                 1.38       1.13     1.08
       Nonperforming assets
         to total assets             0.93       0.85     0.87
       Allowance for loan losses
         to total loans              3.86       3.70     3.42
       Coverage ratio (3)            2.8X       3.3X     3.2X

    (1) Average equity excludes the effect of the market value adjustment for securities available for sale.
    (2) Calculated as noninterest expense (excluding ORE expense and any nonrecurring charges) divided by taxable equivalent net interest income plus noninterest income (excluding ORE income and net securities transactions).
    (3) Calculated as allowance for loan losses divided by total nonperforming loans.
    (4) All per share information has been adjusted for the 6 for 5 stock split effective August, 1995.
    (5) All nonperforming loans and assets data has been restated for the adoption of SFAS No. 114, "Accounting by Creditors for the Impairment of Loans."


    TE = Taxable equivalent.




    FINANCIAL HIGHLIGHTS, Continued                     Page 2


                                  Nine Months Ended
                                 09/30/95   09/30/94
                                 --------   --------
    Summary of operations
       Net interest income (TE)   $62,627     59,713
       Provision for loan losses    9,738      6,491
       Net gain/(loss) from
         securities transactions      769     (6,351)
       Noninterest income          10,313     10,101
       Noninterest expense         34,308     29,816
       Net income                  18,607     16,686

    Per common share (4)
       Net income                   $1.03       0.93
       Cash dividends                0.73       0.59
       Book value at period end      8.50       7.79
       Market price at period end   21.75      17.71

    Performance ratios
       Return on average assets      1.22 %     1.11
       Return on average
         equity (1)                 17.63      16.72
       Efficiency (2)               43.18      41.58
       Net interest spread (TE)      3.80       3.82
       Net interest margin (TE)      4.23       4.14
       Dividend payout ratio        69.36      61.67




    CONSOLIDATED BALANCE SHEETS                         Page 3
    (dollars in thousands)


                                 09/30/95   12/31/94   09/30/94
                                 --------   --------   --------

    ASSETS
      Loans, net               $1,163,579  1,122,938  1,108,571

      Securities available
         for sale                 373,186    117,458    201,205
      Investment securities       292,444    347,858    337,424
      Federal funds sold          190,000    263,000    217,000
                                ----------  ---------  --------
         Total earning assets   2,019,209  1,851,254  1,864,200

      Cash and due from banks      44,524     52,479     48,530
      Bank premises and equipment  24,802     23,877     24,242
      Other assets                 47,915     48,067     51,939
                                ----------  ---------  --------
         Total assets           2,136,450  1,975,677  1,988,911
                               ==========  =========   ========

    LIABILITIES
      Deposits:
         Demand                  $105,739     93,496     96,882
         Savings                  848,068    911,629    960,425
         Money Market              71,021     92,965     99,405
         Certificates of deposit   87,372     62,511     54,304
         Other time deposits      785,722    629,230    594,737
                                ----------  ---------  --------
           Total deposits       1,897,922  1,789,831  1,805,753

      Short-term borrowings        60,607     12,713     13,932
      Long-term debt                    0      3,550      2,950
      Other liabilities            28,328     30,300     29,674
                                ----------  ---------  --------
         Total liabilities      1,986,857  1,836,394  1,852,309

    SHAREHOLDERS' EQUITY          149,593    139,283    136,602
                                ----------  ---------  --------
         Total liabilities and
           shareholders' equity 2,136,450  1,975,677  1,988,911
                                ==========  =========  ========
    Number of common shares
      outstanding, in thousands    17,604     17,541     17,538





    CONSOLIDATED STATEMENTS OF INCOME                   Page 4
    (dollars in thousands, except per share data)

                                      Three Months Ended
                                 09/30/95   06/30/95   09/30/94
                                 --------   --------   --------
    Interest income
         Loans                    $27,035     26,558    23,961
         Investments               11,563     10,459     9,838
         Federal funds sold         2,908      2,942     2,416
                               ----------  ---------  --------
            Total interest
               income              41,506     39,959    36,215

    Interest expense
         Deposits                  20,765     19,643    15,164
         Borrowings                   642        230       178
                               ----------  ---------  --------
            Total interest
               expense             21,407     19,873    15,342
                                ----------  ---------  --------
            Net interest
               income              20,099     20,086    20,873

    Provision for loan losses       3,120      3,045     2,778
                                ----------  ---------  --------
            Net interest income
              after provision
              for loan losses      16,979     17,041    18,095

    Net gain/(loss) from
        securities transactions       141        417    (2,479)
    Noninterest income              3,506      3,569     3,317
    Noninterest expense            10,695     11,862     9,599
                                ----------  ---------  --------
    Income before income taxes      9,931      9,165     9,334
    Income tax expense              3,335      3,059     3,420
                                ----------  ---------  --------
    Net income                     $6,596      6,106     5,914
                                ==========  =========  ========

    Net income per share            $0.36       0.34      0.33
    Avg equivalent shares
       outstanding,
       in thousands                18,119     17,957    17,924





    CONSOLIDATED STATEMENTS OF INCOME                   Page 5
    (dollars in thousands, except per share data)

                                 Nine Months Ended
                                 09/30/95   09/30/94
                                ---------   --------
    Interest income
         Loans                    $79,598     68,737
         Investments               30,446     29,596
         Federal funds sold         9,525      5,292
                                ----------  ---------
           Total interest income  119,569    103,625

    Interest expense
         Deposits                  57,402     44,579
         Borrowings                 1,088        498
                                ----------  ---------
           Total interest
              expense              58,490     45,077
                                ----------  ---------
           Net interest income     61,079     58,548

    Provision for loan losses       9,738      6,491
                                ----------  ---------
            Net interest income
              after provision
              for loan losses      51,341     52,057

    Net gain/(loss) from
        securities transactions       769     (6,351)
    Noninterest income             10,313     10,101
    Noninterest expense            34,308     29,816
                                ----------  ---------
    Income before income taxes     28,115     25,991
    Income tax expense              9,508      9,305
                                ----------  ---------
    Net income                    $18,607     16,686
                                ==========  =========

    Net income per share            $1.03       0.93
    Avg equivalent shares
       outstanding, in thousands   17,984     17,872





    CONSOLIDATED AVERAGE BALANCE SHEETS                 Page 6
    (in thousands)

                                       Three Months Ended
                                 09/30/95   06/30/95   09/30/94

    Total assets               $2,127,825  2,031,611  2,011,019
    Shareholders' equity          146,228    143,713    134,657
    Interest earning assets     2,056,611  1,957,664  1,926,937
    Interest bearing
       liabilities              1,851,576  1,761,016  1,752,456



                                   Nine Months Ended
                                  09/30/95    09/30/94
    Total assets                $2,045,234    2,001,367
    Shareholders' equity           143,516      136,753
    Interest earning assets      1,970,552    1,921,224
    Interest bearing liabilities 1,775,499    1,743,553


                                        Exhibit 99(b)
         William F. Terry
         Senior Vice President and Secretary
         518/381-3611

    Schenectady, New York -- October 17, 1995



    FOR IMMEDIATE RELEASE:



    TrustCo Bank Corp NY

    (dollars in thousands, except per share data)
                                         9/95             9/94
    Three Months Ended
     September 30:
     Net Income                 $       6,596       $    5,914

    Average Equivalent
      Shares Outstanding           18,119,000       17,924,000

     Net Income per Share                $.36             $.33

    Nine Months Ended
     September 30:
     Net Income                 $      18,607       $   16,686

    Average Equivalent
      Shares Outstanding           17,984,000       17,872,000

     Net Income per Share               $1.03             $.93


    Total Nonperforming Loans         $16,733          $12,362
    Total Nonperforming Assets         19,784           17,242
    Allowance for Loan Losses          46,775           39,233
    Allowance as a Percentage
      of Total Loans                     3.86%            3.42%




    The 1994 per share data has been adjusted for the 6 for 5 stock split effective August 1995.

                                      # # #

